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                                                                    Exhibit 10.4

                             DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") is made as of the __ day of _______, 1998 by and between BioChem Pharma Inc., a Canadian corporation ("BioChem"), and CliniChem Development Inc., a Canadian corporation ("CliniChem").

                                   BACKGROUND

     A. BioChem is the holder of all of the issued and outstanding shares in the share capital of CliniChem. BioChem intends to make a Cdn$150 million capital contribution to CliniChem, to license certain technology to CliniChem, and to make other arrangements in order to establish CliniChem as a separate enterprise to conduct research and development of potential human therapeutic and vaccine products primarily for treatment of cancer and HIV infection and the prevention of certain infectious diseases.

     B. BioChem intends to distribute all of the CliniChem Common Shares (as defined below) to the holders of BioChem Common Shares (as defined below).

          Now, therefore, the parties agree as follows:

     1.   DEFINITIONS.

          For purposes of this Agreement, the following terms shall have the meanings set forth below:

          1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          1.2 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of shares to which are attached more than fifty percent (50%) of the votes that may be cast for the election of directors in the case of a corporation, and at least fifty percent (50%) of the interests in profits in the case of a business entity other than a corporation. BioChem and CliniChem shall not be considered Affiliates of each other. The BioChem Affiliates and CliniChem shall not be considered Affiliates of each other.

          1.3 "Agent" shall mean General Trust of Canada, as distribution agent, appointed by BioChem to distribute share certificates representing the CliniChem Common Shares pursuant to the Distribution.
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          1.4     "BioChem/CliniChem Agreements" shall mean this Agreement, the
Research and Development Agreement, the Technology License Agreement, the Product Option Agreement, the Services Agreement and the Purchase Option, collectively.

          1.5 "BioChem Common Shares" shall mean the Common Shares in the share capital of BioChem.

          1.6 "Canadian Jurisdictions" shall mean, collectively, all of the provinces of Canada.

          1.7 "Canadian Preliminary Prospectus" shall mean the preliminary long-form prospectus of CliniChem dated February 9, 1998 in its English and French versions used in Canada and relating to the CliniChem Common Shares.

          1.8 "Canadian Prospectus" shall mean the final long-form prospectus of CliniChem dated __________________, 1998 in its English and French versions used in Canada and relating to the CliniChem Common Shares.

          1.9 "Canadian Securities Laws" shall mean the applicable securities legislation of the Canadian Jurisdictions and the regulations, policy statements and rules made thereunder.

          1.10 "Canadian Securities Regulators" shall mean the securities commission or other securities regulatory authority in each of the Canadian Jurisdictions.

          1.11 "Class B Shares" shall mean the Class B Common Shares in the share capital of CliniChem.

          1.12 "CliniChem Common Shares" shall mean the Class A Common Shares in the share capital of CliniChem.

          1.13 "Distribution" shall mean the distribution of CliniChem Common Shares to Holders immediately following completion of the transactions contemplated in Sections 2 and 3 hereof.

          1.14 "Distribution Date" shall mean the proposed date of effecting the Distribution, which is anticipated to occur on or about _______, 1998.

          1.15 "Effective Time" shall mean the time and date as of which the Registration Statement becomes effective.

          1.16 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

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          1.17    "Exchanges" shall mean, collectively, the Montreal Exchange and The Toronto Stock Exchange.

          1.18 "Form 8-A" shall mean the registration statement on Form 8-A to be filed by CliniChem with the U.S. Commission to effect the registration of the CliniChem Common Shares pursuant to the Exchange Act.

          1.19 "Holders" shall mean the holders of record of BioChem Common Shares on the Record Date.

          1.20 "Jurisdictions" shall mean, collectively, the Canadian Jurisdictions and the United States.

          1.21    "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          1.22 "Preliminary Prospectuses" shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus.

          1.23 "Product Option Agreement" shall mean the Product Option Agreement dated as of the date hereof between BioChem and/ or BioChem Affiliates and CliniChem.

          1.24 "Prospectuses" shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

          1.25 "Purchase Option" shall mean that certain option contained in CliniChem's Articles of Incorporation pursuant to which BioChem, as the holder of the majority of the outstanding Class B Shares, has the right to acquire all, but not less than all, of the outstanding CliniChem Common Shares.

          1.26 "Record Date" shall mean the close of business on _______, 1998 or such other date as is determined by the BioChem Board of Directors or any committee thereof.

          1.27 "Registration Statement" shall mean the registration statement on Form F-1 (No. 333-45871) registering the issuance of CliniChem Common Shares pursuant to the Distribution.

          1.28 "Research and Development Agreement" shall mean the Research and Development Agreement dated as of the date hereof between BioChem and CliniChem.

          1.29 "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          1.30 "Securities Laws" shall mean, collectively, the Canadian Securities Laws and the U.S. Securities Laws.

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          1.31 "Services Agreement" shall mean the Services Agreement dated as of the date hereof between BioChem and CliniChem.

          1.32 "Technology License Agreement" shall mean the Technology License Agreement dated as of the date hereof between BioChem and/ or BioChem Affiliates and CliniChem.

          1.33 "U.S. Commission" shall mean the United States Securities and Exchange Commission.

          1.34 "U.S. Preliminary Prospectus" shall mean the preliminary prospectus included in the Registration Statement and used in the United States before the Effective Time.

          1.35 "U.S. Prospectus" shall mean the prospectus relating to the CliniChem Common Shares in the Registration Statement at the Effective Time and used in the United States.

          1.36 "U.S. Securities Laws" shall mean, collectively, the applicable blue sky laws or laws of states or other political subdivisions of the United States, the Exchange Act, the Securities Act and the rules of the U.S. Commission thereunder.

     2.   PRELIMINARY ACTION.

          2.1 REGISTRATION STATEMENT AND PRELIMINARY PROSPECTUS. CliniChem has prepared and filed the Registration Statement with the U.S. Commission. CliniChem has prepared and filed the Canadian Preliminary Prospectus with the Canadian Securities Regulatorzs. Subject to the conditions set forth herein, BioChem and CliniChem shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act and to qualify the CliniChem Common Shares for distribution in each of the Canadian Jurisdictions. CliniChem has prepared, and BioChem shall cause to be distributed, the Prospectuses to the Holders.

          2.2 FORM 8-A. CliniChem has prepared and filed with the U.S. Commission a Form 8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, CliniChem shall use reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

          2.3 OTHER SECURITIES ACTION. CliniChem shall take all such action as may be necessary or appropriate under the Canadian Securities Laws or the U.S. Securities Laws in connection with the Distribution to permit the CliniChem Common Shares to be distributed as described in the Prospectuses.

          2.4 LISTING. CliniChem has prepared and filed an application to effect the listing of the CliniChem Common Shares on each of the Exchanges and on the Nasdaq. CliniChem shall use reasonable efforts to cause the CliniChem Common Shares to be so listed.

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          2.5  NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under Canadian federal or provincial laws or U.S. federal or state laws and all necessary consents, approvals, agreements, filings and applications.

     3.   CONTRIBUTION; REORGANIZATION OF CLINICHEM'S SHARE CAPITAL.

          3.1 CONTRIBUTION. Prior to the Distribution, BioChem will contribute Cdn$150 million in cash to CliniChem as a capital contribution.

          3.2 REORGANIZATION OF CLINICHEM'S SHARE CAPITAL. After the capital contribution described in Section 3.1 but prior to the Distribution Date, and immediately upon the filing of Articles of Amendment creating the CliniChem Common Shares and the Class B Shares, the 1,000 issued and outstanding Common Shares of CliniChem will be exchanged, and thereafter canceled, for
(i) 1,000 Class B Shares, and (ii) that number of CliniChem Common Shares such that BioChem may distribute to Holders of BioChem Common Shares one CliniChem Common Share for every 40 BioChem Common Shares held on the
Record Date. BioChem and CliniChem acknowledge that all of the CliniChem Common Shares held by BioChem on the Record Date will be distributed by BioChem to the Holders.

     4.   THE DISTRIBUTION.

          4.1 THE DISTRIBUTION. CliniChem shall take all steps required by BioChem or the Agent to effect the Distribution. Prior to the Distribution, and subsequent to the receipt of the capital contribution described in Section 3 hereof, CliniChem shall cause to be issued to BioChem a certificate or certificates representing a sufficient number of CliniChem Common Shares so that BioChem may distribute one CliniChem Common Share for every 40 BioChem Common Shares held on the Record Date (including one CliniChem Common Share for each fractional CliniChem Common Share rounded up to a whole share).

          4.2 EXPENSES OF DISTRIBUTION. All expenses related in any way to the Distribution, including without limitation all legal, financial advisory and accounting fees of BioChem and CliniChem, shall be borne by CliniChem, unless otherwise agreed to by BioChem.

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     5.   ADDITIONAL ASSURANCES; INDEMNIFICATION.

          5.1 MUTUAL ASSURANCES. BioChem and CliniChem agree to cooperate with respect to the implementation of the BioChem/CliniChem Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated thereby.

          5.2 INDEMNIFICATION. If BioChem exercises the Purchase Option, from and after such exercise, BioChem shall indemnify, defend and hold harmless CliniChem's officers and directors to the same extent as provided in the by-laws of CliniChem.

          5.3  NOTICE. Any person entitled to indemnification pursuant to
Section 5.2 shall give BioChem prompt notice in writing, in the manner set forth in Section 7.7 below, of any claim or demand made against such person for which such person may be entitled to indemnification under Section 5.2.

     6.   CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION.

     The Distribution shall be subject to the satisfaction or waiver by BioChem of the following conditions and the satisfaction or waiver by CliniChem of the conditions in Sections 6.8 and 6.9:

          6.1 BOARD APPROVAL. The BioChem/CliniChem Agreements (including exhibits and schedules) shall have been approved by the Board of Directors of BioChem and CliniChem and shall have been executed and delivered by appropriate officers of BioChem and CliniChem, and the BioChem Board of Directors shall have declared a dividend of the CliniChem Common Shares as of the Record Date to the holders of record of the BioChem Common Shares.

          6.2 SECURITIES LAW COMPLIANCE. The transactions contemplated hereby shall be in compliance with applicable Canadian Securities Laws and U.S. Securities Laws, the Registration Statement shall have been declared effective and no stop orders shall have been instituted with respect thereto under the U.S. Securities Laws and receipts shall have been obtained from the Canadian Securities Regulators in respect of the Canadian Prospectus and no cease trade orders shall have been instituted with respect thereto under Canadian Securities Laws.

          6.3 ARTICLES OF INCORPORATION. The Articles of Amendment of CliniChem shall have been adopted by the Board of Directors of CliniChem, approved by BioChem as sole shareholder of CliniChem, and filed with Industry Canada.

          6.4 FORM 8-A EFFECTIVE. The Form 8-A shall have become effective under the Exchange Act.

          6.5 LISTING APPLICATIONS APPROVED. The CliniChem Common Shares shall have been listed on the Exchanges and approved for quotation on the Nasdaq not later than on

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the close of business on the last business day preceding the Distribution
Date and shall be posted for trading or quoted, as the case may be, as at the opening of business on the Distribution Date.

          6.6 FAIRNESS OPINION. BioChem shall have received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, investment advisor to BioChem, in form and substance satisfactory to BioChem, to the effect that (i) from a financial point of view, the Distribution provides a reasonable structure to pursue the financial objectives described in the Prospectuses and (ii) from a financial point of view, the Distribution is fair to the shareholders of BioChem.

          6.7 PERMITS AND LICENSES. CliniChem shall have received such permits and licenses as may be necessary for the purpose of commencing operations contemplated by the BioChem/CliniChem Agreements.

          6.8 CONSENTS. Each of BioChem and CliniChem shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transaction contemplated by this Agreement.

          6.9 OTHER INSTRUMENTS. All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to BioChem and CliniChem.

          6.10 LEGAL PROCEEDINGS. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect BioChem or CliniChem in a materially adverse manner shall have been commenced or threatened against BioChem, CliniChem or the directors or officers of either BioChem or CliniChem.

          6.11 MATERIAL CHANGES. No material adverse change shall have occurred with respect to BioChem or CliniChem, the securities markets (either generally or with respect to BioChem or CliniChem) or general economic or financial conditions which shall, in the reasonable judgment of BioChem, make the transactions contemplated by this Agreement inadvisable.

          6.12 OTHER CONDITIONS. Such other conditions as may be set by the Board of Directors of BioChem or any committee thereof in the resolutions authorizing the Distribution shall have been satisfied.

     7.   MISCELLANEOUS.

          7.1 WAIVER, REMEDIES AND AMENDMENT. Any waiver by either party hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future

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performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

          7.2 ASSIGNMENT. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that BioChem may assign such rights and obligations hereunder to an Affiliate of BioChem or to any person or entity with which BioChem is merged or consolidated or which acquires all or substantially all of the assets of BioChem.

          7.3 DISPUTE RESOLUTION. Any controversy, claim or dispute arising out of or relating to this Agreement, including the interpretation, breach, termination or invalidity thereof (a "Dispute") shall be definitively settled by arbitration, in accordance with the provisions on arbitration found in the Code of Civil Procedure of Qu#bec (the "CCP").

          Prior to resorting to arbitration, the parties shall refer the Dispute to the Chairman of the Board of BioChem and a director of CliniChem who has not been appointed by BioChem for attempted resolution of such Dispute. The party wishing to initiate negotiations shall send to the other party a notice of negotiation, briefly identifying the object of the dispute. If the parties fail to resolve a dispute within thirty (30) days of receipt by the second party of such notice of negotiation, each party shall then have the right to refer such dispute to arbitration, unless the parties agree in writing to extend such thirty (30) day negotiation period. The seat of arbitration shall be in Montreal and the proceedings shall be in English.

          There shall be three (3) arbitrators. Each party shall appoint one arbitrator, and the two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator. The third arbitrator shall serve as President of the arbitral tribunal. Should a party fail to designate an arbitrator within the delay specified in the applicable provisions of the CCP, such arbitrator shall be appointed by the highest ranking officer of the Quebec National and International Commercial Arbitration Centre ("Centre"). The two (2) arbitrators thus appointed shall designate the third arbitrator within fifteen (15) days of the appointment of the second arbitrator, failing which the third arbitrator shall be designated by the Centre.


          The arbitral tribunal shall render any final award or decision within thirty (30) days following the completion of evidence and argument on substantive issues in dispute between the parties. The parties recognize and agree that any award rendered by the arbitral tribunal shall be final and binding on the parties who hereby expressly waive, to the fullest extent permitted by law, all rights of appeal or recourse to any court. The apportionment of costs of any arbitration pursuant to this agreement shall be left to the discretion of the arbitral tribunal. Nothing in this article has the effect, or should be interpreted as having the effect of limiting the right of one of the parties to

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obtain, from a common law court, a seizure before judgment, an injunction or any other extraordinary recourse as defined by the CCP.

          7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

          7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Qu#bec and the federal laws of Canada applicable therein, and shall be treated in all respects as a Qu#bec contract.

          7.6 HEADINGS. The headings set forth at the beginning of the various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

          7.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail, postage prepaid, and addressed as follows:

          If to BioChem:

                 BioChem Pharma Inc.
                 275 Armand-Frappier Blvd.
                 Laval, Qu#bec, Canada H7V 4A7
                 Facsimile: (514) 978-7994
                 Attention: Vice President,
                 Legal Affairs and Corporate Secretary

          If to CliniChem:

                 CliniChem Development Inc.
                 275 Armand-Frappier Blvd.
                 Laval, Qu#bec, Canada H7V 4A7
                 Facsimile: (514) 978-7994
                 Attention: General Counsel and Secretary

     All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 7.7.

          7.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

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          7.9    RELATIONSHIP OF THE PARTIES. For all purposes of this
Agreement, CliniChem and BioChem shall be deemed to be independent contractors and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute CliniChem and BioChem as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way to obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

          7.10 SURVIVAL. The provisions of Sections 1, 5, 7.1, 7.3, 7.5, 7.6, 7.7, 7.8 and this Section 7.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

                                   * * * * *

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   BIOCHEM PHARMA INC.



                                   By:________________________________________

                                   Title:_____________________________________



                                   By:________________________________________

                                   Title:_____________________________________




                                   CLINICHEM DEVELOPMENT INC.



                                   By:________________________________________

                                   Title:_____________________________________



                                   By:________________________________________

                                   Title:_____________________________________



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